Exhibit T3A.2.79

- : ARTICLES OF INCORPORATION : -

- - of - -

- : THE BARTELL DRUG COMPANY. : -

- - o - -

KNOW ALL MEN BY THESE PRESENTS:

That we, the undersigned, citizens of the United States and residents of Seattle, Washington, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Washington, and do make and execute the following articles, in triplicate, which, when duly filed with the Secretary of State and the County Auditor of King County, Washington, shall constitute the articles of incorporation of THE BARTELL DRUG COMPANY.

ARTICLE I.

The corporate name of this Company shall be

- : THE BARTELL DRUG COMPANY. : -

ARTICLE II.

The purpose for which this Company is formed is to manufacture drugs and medicines, and to establish and maintain laboratory and prescription rooms necessary for such business; to establish and maintain a store or stores for the sale of drugs, medicines, toilet articles, and all other goods and pharmaceutical preparations usually kept and sold in drug stores; in short, to do a general drug business in Seattle, Washington, and in such other places as the trustees of this Company shall think advisable.

ARTICLE III.

The capital stock of said Company shall be Ten Thousand DOLLARS ($10,000.), divided into Ten Thousand Shares of the par value of One Dollar ($1.) per share, said stock being fully subscribed.

- - 2 - -

ARTICLE IV.

The term of existence of said Company shall be fifty (50) years.

ARTICLE V.

The number of trustees of said Company shall be three (3), and the names and places of residence of the trustees who are hereby selected to manage the Company for the first six (6) months of its existence are as follows:

NAMES.	PLACES OF RESIDENCE.

BENJAMIN GORDON,	Seattle, Washington.

PAYTON BROWN,	“ ”

GEORGE H. BARTELL,	“ “ ”

ARTICLE VI.

The principal office of said Company shall be in Seattle, Washington, and the business of said Company shall be carried on in said city and at other places to be selected by the Company, or its trustees.

ARTICLE VII.

The trustees of this Company shall have power to make such prudential by-laws as they may think proper for the management of the Company, which right is guaranteed them by the laws of the State of Washington.

- - o - -

- - 3 - -

IN WITNESS WHEREOF, We have hereunto subscribed our names and affixed our seals this   20  day of January, 1904.

/s/ [ILLEGIBLE]	SEAL. :
/s/ [ILLEGIBLE]	SEAL. :
/s/ [ILLEGIBLE]	SEAL. :

EXECUTED IN PRESENCE OF

[ILLEGIBLE]
[ILLEGIBLE]

--o--

STATE OF WASHINGTON,	:
: ss.
COUNTY OF KING.	:

--o--

On this 20 day of January, 1904, before me, JAMES [ILLIGIBLE], a Notary Public within and for the State of Washington, residing at Seattle, Washington, personally appeared BENJAMIN GORDON, PAYTON BROWN and GEORGE H. BARTELL, known to me to be the identical persons whose names are subscribed to, and who executed, the foregoing Articles of Incorporation, and they acknowledged to me that they executed the same as their free and voluntary set and deed, for the uses and purposes therein set forth.

IN WITNESS WHEREOF, I have hereunto set my hand, and affixed my official seal, the day and date herein first written

[SEAL]	/s/ [ILLEGIBLE]
NOTARY PUBLIC IN AND FOR THE STATE OF WASHINGTON, RESIDING AT SEATTLE, WASHINGTON.

--o--

CERTIFICATE OF INCREASE OF CAPITAL STOCK

OF

THE BARTELL DRUG COMPANY.

STATE OF WASHINGTON,	:
: ss.
COUNTY OF KING.	:

G.H. BARTELL and J.P. JOHNSON each being first duly sworn, on oath deposes and says: That respectively they are President and Secretary of The Bartell Drug Company, a corporation; that a meeting of the stockholders of that corporation was held on the 13th day of March, 1923 at 11:00 o’clock in the forenoon at 1906 Boren Avenue, in the city of Seattle, State of Washington; that at such meeting they respectively officiated as Chairman and Secretary; that said meeting was called for the purpose of considering and voting upon the proposition of increasing the capital stock of said corporation to the sum of $240, 000 ( the increased capitalization to be represented by 240,000 shares of the par value of $1.00 per share); that the capital stock of the corporation is now $10,000 and that it was at the time of said meeting and is now actually and fully paid in; that due notice of said meeting was given to the stockholders of the said corporation both by mailing of notice and by publication; that at said meeting more than two-thirds of the stock of the corporation voted in favor of so increasing the corporation’s capital stock.

/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]

SUBSCRIBED AND SWORN to before me this 13th day of March, 1923.

[Seal]	/s/ [ILLEGIBLE]
Notary Public in and for the State of Washington, residing at Seattle.

THIS IS TO CERTIFY that the undersigned, G.H. BARTELL, J.P. JOHNSON and BEATRICE A. BARELL, at all the times mentioned in the foregoing affidavit were and now are the Trustees (and all of them) of The Bartell Drug Company, a corporation of the State of Washington; that the facts set forth in the foregoing affidavit are true and correct in every particular.

Dated this 13th day of March, 1923.

/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
/s/ [ILLEGIBLE]
All of the Trustees of the said Corporation.

APPROVED
AND FILED

JUN 12, 1946

BELLE REEVES
SECRETARY OF STATE

STATE OF WASHINGTON	)
	: ss.	BY:	/s/ [ILLEGIBLE]
County of King	)		Assistant Secretary of State

GEORGE BARTELL JR. AND G. H. BARTELL, being first duly sworn, on oath doth each for himself and not one for the other, depose and say:

That they are the President and Executive Vice-President respectively of The Bartell Drug Company, a Washington corporation; that a meeting of the shareholders of said corporation was duly called and held on the 30th day. of April, 1946; that at said meeting four of the shareholders representing 86.99% of the shares of stock of said corporation were present; that at said meeting a resolution was duly presented amending Article IV of the original Articles of Incorporation of said corporation; and that said resolution amending said Article IV was unanimously carried by a vote of all of the shareholders present; that said Article IV was amended to read as hereinabove set forth in said “Article of Amendment,” and that said Article of Amendment is a true and correct copy of the amendment so adopted at said meeting by said corporation.

/s/ GEORGE BARTELL JR.
President

/s/ G. H. BARTELL
Executive Vice-President

SUBSCRIBED AND SWORN to before me this 23rd day of May, 1946.

[SEAL]	/s/ [ILLEGIBLE]
NOTARY PUBLIC in and for the State of Washington, residing at Seattle

ARTICLE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

THE BARTELL DRUG COMPANY

THIS IS TO CERTIFY THAT at a meeting of the shareholders of The Bartell Drug Company, a Washington corporation, duly called, at which said meeting four of the stockholders representing 86.99% of the shares of stock of said corporation were present or represented, a resolution was duly presented and duly adopted by a unanimous vote of all of the stockholders of the corporation present that Article IV of the Articles of Incorporation of the company be amended to read as follows:

ARTICLE IV

The term of existence of said company shall be perpetual.

/s/ George H. Bartell, Jr.
President

Attest:

/s/ G. H. Bartell
Executive Vice-President

[SEAL]

Filing No.	156337	DOMESTIC

United States of America

State of Washington

DEPARTMENT [Logo] OF STATE

I, Victor A. Meyers, Secretary of State of the State of Washington, do hereby certify that

AMENDED

ARTICLES OF INCORPORATION

OF THE

THE BARTELL DRUG COMPANY
(Supplemental Articles, designating 1918 Boren Ave., Seattle as address of registered office.)

a Domestic Corporation, of  Seattle, Washington, was, on the 2nd day of  November, A. D. 1961, at 10:36  o’clock  A. M., filed for record in this office and now remains on file herein.

Filed at request of	IN TESTIMONY WHEREOF, I have hereunto set
Lycette, Diamond & Sylvester	my hand and affired hereto the Seal of the
Fourth Floor Hoge Bldg.	State of Washington. Done at the Capitol, at
Seattle 4, Washington	Olympia, this 2nd day of November, A. D. 1961 .

Filing and recording fee	$ 10.00	/s/ Victor A. Meyers
VICTOR A. MEYERS, Secretary of State
License to June 30, 19	$

Excess pages @ 25 ₵	$

Microfilmed, Roll No. 1010

Page 724 – 729

APPROVED
AS TO FORM AND FILED

NOV 2 - 1961

VICTOR A. MEYERS
SECRETARY OF STATE
BY :	/s/ [ILLEGIBLE]
ASSISTANT SECRETARY OF STATE

AMENDED ARTICLES OF INCORPORATION

OF

THE BARTELL DRUG COMPANY

KNOW ALL MEN BY THESE PRESENTS: That the Articles of Incorporation of The Bartell Drug Company, dated January 20, 1904 and the amendment to the Articles of Incorporation dated April 30, 1946, have been and hereby are amended as follows: That Articles I through VII have been replaced by the following paragraphs, to-wit:

ARTICLE I.

Name

The name of this corporation shall be The Bartell Drug Company.

ARTICLE II.

Purposes

The purpose of this corporation, and the objects for which it is organized, are as follows:

1.   To manufacture drugs and medicines, establish and maintain laboratories and prescription rooms necessary for such business; to establish and maintain a store or stores for the sale of drugs, medicines, toilet articles and all other goods and pharmaceutical preparations usually kept and sold in a drug or general merchandise store.

2.   To acquire by purchase, or otherwise, and to own, hold, use, enjoy, develop, manage, improve, cultivate, maintain, operate, repair, release, let, grant, exchange, sell, convey, mortgage, pledge, hypothecate or otherwise dispose of and generally deal in all kinds of real or personal property or interest therein, wherever situated.

LYCETTE, DIAMOND & SYLVESTER

LAWYERS - HOGE BUILDING

SEATTLE 4

3.   To handle, manage, own, lease, rent, control and operate any kind and all kinds of businesses, and to acquire, rent, dispose of any property, real or personal; and to make and enter into contracts, agreements and leases of any kind, nature or description of either real or personal property.

4.   To issue bonds, notes, mortgages or other evidences of indebtedness and to secure the same at the option of the directors of this corporation by mortgage or pledge of any property owned by the corporation .

5.   To purchase, use, own, negotiate and otherwise acquire, hypothecate or dispose of bills, notes, debentures or other evidence of indebtedness, including the shares of capital stock of this corporation or any other corporation, and the bonds, rights, interest and franchise thereof, and to exercise all of the rights, powers and privileges of ownership, including the right to vote any stock owned by the corporation.

6.   In general, to carry on any lawful business whatsoever in conjunction with the foregoing, or which has as its purpose, directly or indirectly, the promotion and furtherance of the best interests of the corporation, for the protection, preservation, or enhancement of the value of its properties.

LYCETTE, DIAMOND & SYLVESTER LAWYERS - HOGE BUILDING SEATTLE 4

7.   To do each and every thing necessary, suitable or proper for the accomplishment of any purpose or purposes contained herein, or which shall at any time appear conducive to, or expedient for, the preservation or advantage of this corporation.

8.   Without in any manner limiting the foregoing specifically enumerated powers of this corporation, to generally engage in any lawful business, either as principals or agents, which may, in the judgment of the directors, be beneficial to the corporation and its stockholders.

ARTICLE III.

Time of Existence

The time of existence of this corporation shall be perpetual.

ARTICLE IV.

Place of business

The location and post office address of the registered office of this corporation shall be 1918 Boren Avenue, Seattle, Washington, but branch offices or places of business may be located and established by the corporation at such other place or places, within or without the State of Washington, as the Board of Directors may decide upon, and the meetings of the Board of Directors may be held at such branch offices or places of business, and business of the corporation may be transacted there.

LYCETTE, DIAMOND & SYLVESTER LAWYERS - HOGE BUILDING SEATTLE 4

ARTICLE V.

Capital Stock

The authorized capital stock of this corporation shall be 240,000 shares of common stock, par value of $1.00 per share; each share shall be identical with each other share of said stock and each share of which stock shall have one vote.

ARTICLE VI.

Directors

The number of directors of this corporation shall be not less than three (3), nor more than seven (7) and the number, qualifications, terms of office, manner of election, time and place of meetings and powers and duties of the directors, shall be such as are prescribed by the bylaws of this corporation.

ARTICLE VII.

Bylaws

The Board of Directors of this corporation shall be empowered to adopt the Bylaws, and the same may be changed, modified, or amended by the Board of Directors, subject, however, to the power of the shareholders to change or repeal such bylaws.

LYCETTE, DIAMOND & SYLVESTER LAWYERS - HOGE BUILDING SEATTLE 4

That said Amended Articles of Incorporation were unanimously adopted by a special meeting of the stockholders on the 16th day of October, 1961.

IN WITNESS WHEREOF, we have set our hands and seals in triplicated this 16th day of October, 1961.

[ILLEGIBLE]
President
[SEAL]
[ILLEGIBLE]
Secretary

STATE OF WASHINGTON	)
: ss
County of King	)

I, the undersigned, a Notary Public in and for the State of Washington, do hereby certify that on this 16th day of October, 1961, personally appeared before me [ILLEGIBLE] and [ILLEGIBLE], to me know to be the President and Secretary, respectively, of The Bartell Drug Company; and acknowledged to me that they signed the same as the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned.

GIVEN under my hand and official seal this day and year first above written.

[ILLEGIBLE]
Notary Public in and for the State of Washington, residing at Seattle

[SEAL]

LYCETTE, DIAMOND & SYLVESTER
Lawyers - hoge building
seattle 4

[LOGO]

STATE of WASHINGTON SECRETARY of STATE

l, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF AMENDMENT

to

THE BARTELL DRUG COMPANY

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

Increasing shares

Corporation Number:	2-014075-2	Date:	December 29, 1986

Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.

/s/ Ralph Munro
Ralph Munro, Secretary of State

FILED
DEC 29 1986
SECRETARY OF
STATE OF
WASHINGTON

ARTICLES OF AMENDMENT

OF

THE BARTELL DRUG COMPANY

Pursuant to the provisions of RCW 23A.16 of the Washington Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is THE BARTELL DRUG COMPANY.

SECOND: Article III of the Articles of Incorporation are hereby amended to provide that the authorized capital stock of the corporation is as follows:

“The total number of shares of capital stock, which this corporation shall have authority to issue shall be 786,730 shares cf common stock, $1.00 par each, consisting of 393,365 shares of Series A voting common stock and 393,365 shares of Series B non voting common stock. Series A and Series B common shares shall have identical rights except Series A common shares shall have full voting and Series B common shares shall have no voting rights except as may be specifically granted to the holders by the corporate laws of the State of Washington.”

THIRD: The foregoing amendment was adopted by unanimous approval of directors and shareholders at the annual meeting of Shareholders’ and Directors held on December 15, 1986.

FOURTH: The number of shares outstanding at the time of such adoption was 240,000 shares of common stock and the number of shares entitled to vote thereon was 240,000.

FIFTH: The number of shares voted for and against such amendment was as follows:

For	240,000

Against	none

SIXTH: As a result of the Amendment each outstanding share of common stock shall be exchanged for one-half (1/2) share of Series A common voting stock and one-half (1/2) share of Series B common non voting stock.

SEVENTH:   The Amendment increases the authorized capital from 240,000 shares of $1.00 par common stock to a total of 786,730 shares of common stock $1.00 par value, of which 393, 365 shares shall be designated Series A voting common stock and 393, 365 shares shall be designated Series B non voting common stock. The amendment raises the aggregate amount of authorized stock from $240,000 to $786,730.

DATED:  December 26, 1986.

THE BARTELL DRUG COMPANY

By	[illegible]
Its	President

[LOGO]

STATE of WASHINGTON SECRETARY of STATE

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby certify that

ARTICLES OF MERGER

of

THE BARTELL DRUG COMPANY

a	Washington Profit	corporation,

was/were filed for record in this office on the date indicated below.

Merging with and into itself G. HENBART CO.

Corporation Number: 2-014075-2	Date: December 29, 1986

Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.

/s/ Ralph Munro
Ralph Munro, Secretary of State

FILED
DEC 29 1986
SECRETARY OF
STATE OF
WASHINGTON

ARTICLES OF MERGER

OF

G. HENBART CO.

WITH AND INTO

THE BARTELL DRUG COMPANY

THIS IS AN AGREEMENT OF MERGER between G. HENBART CO. (Henbart), a Washington corporation, and THE BARTELL DRUG COMPANY (Bartell), a Washington corporation, such corporations sometimes referred to herein as “Constituent Corporations”.

RECITALS:

A.              Henbart is a Washington corporation, duly organized and existing, with an authorized capital stock consisting of one class of common stock of 6,000 shares with a par value of $100 per share, and 5,000 shares of 6% cumulative preferred stock with a par value of $100 per share. 3,255 shares of common stock and 3, 255 shares of preferred stock are issued and outstanding. All outstanding shares of both classes were voted in favor of this merger at a joint meeting of shareholders and directors held on December 15, 1986.

B.              Bartell is a Washington corporation, duly organized and existing. Bartell has an authorized capital stock consisting of 240,000 shares of common stock, $1.00 par value, all of which shares are issued and outstanding. All shares were voted in favor of the merger at a joint special meeting of the shareholders and directors of Bartell held on December 15, 1986.

C.              It is planned that Henbart merge with and into Bartell. The Boards of Directors of the Constituent Corporations have recommended the plan to shareholders of the Constituent Corporations, said shareholders have approved of said plan, and the laws of the State of Washington permit such a merger.

NOW, THEREFORE, the Constituent Corporations AGREE:

1.              Terms of Merger: Henbart shall be merged with and into Bartell as of the close of business on December 29, 1986. Upon the merger becoming effective:

(a)              The separate existence of Henbart shall cease;

(b)            Bartell shall continue as the Surviving Corporation;

(c)            All the property, real, personal and mixed, of Henbart and all debts due on whatever account to Henbart shall be taken and be deemed to be transferred to and vested in the Surviving Corporation by operation of law, without further act or deed; and

(d)            The Surviving Corporation shall be responsible for all liabilities and obligations of Henbart in the same manner as if the Surviving Corporation had itself incurred such liabilities and obligations.

2.             Offices of the Surviving Corporation: The principal office of the Surviving Corporation in the State of Washington shall be located at 4930 Third Avenue South, Seattle, Washington 98134.

3.             Effective date of the merger: The effective date of the merger shall be at the close of business on December 29, 1986, on which date or as soon thereafter as is possible this Agreement shall be filed with the Secretary of State of the State of Washington.

4.             Increase in Capital: Bartell shall amend its Article of Incorporation to provide for an authorized capital of one class of common stock of 786,730 shares of which 393,365 shares shall be Series A voting stock and 393,365 shares shall be Series B non-voting stock, all of which shares shall have a par value of $1.00 per share.

5.             Exchange of shares: All of the shares of the common and preferred stock of Henbart now issued shall be surrendered and cancelled. All of the shares of the common stock of Bartell shall be exchanged for new common stock of Bartell, Series A and B, so that after the merger Bartell shall issue the following shares of common stock which will be the only issued and outstanding stock of Bartell:

Series A common voting:

George H. Bartell, Jr.	265,887
George D. Bartell	42,856
Jean L. Barber	41,886
Robert H. Bartell	42,736

Series B common non-voting:

George H. Bartell, Jr.	265,887
George D. Bartell	42,856
Jean L. Barber	41,886
Robert H. Bartell	42,736

Total	786,730

5.             Articles of Incorporation and Bylaws of Surviving Corporation: The Articles of Incorporation and Bylaws of the Surviving Corporation as they shall exist on the effective date of the merger shall be and remain the Articles of Incorporation and the Bylaws of the Surviving Corporation until they are altered, amended or repealed as provided therein.

6.             Directors and Officers :

(a)            The members of the Board of Directors of the Surviving Corporation are:

George H. Bartell, Jr.

George D. Bartell

Val D. Storrs

and each of them shall hold office until the next annual meeting of the shareholders of the Surviving Corporation held for the election of directors and until the election and qualification of their successors.

(b)            The officers of the Surviving Corporation are:

George H. Bartell, Jr.	President
George D. Bartell	Executive Vice President
Val D. Storrs	Senior Vice President
Gordon O’ Reilly	Vice President
George D. Bartell	Secretary
George D. Bartell	Treasurer

and each of them shall hold office until the next meeting of the Board of Directors of the Surviving Corporation held for the election of officers and until their successors have been elected and qualify.

7.             Expenses of Merger: All expenses incident to this merger, when effective, shall be paid by the Surviving Corporation.

8.             Submission to Shareholders: This Agreement of Merger has been approved by the Boards of Directors of each of the Constituent Corporations by resolution unanimously adopted by the members of each such board at meetings duly convened at which a majority were present and as indicated in the Recitals above, also by the vote of the shareholders of each of the Constituent Corporations at meetings duly convened, as described in the Recitals above.

9.             Further acts necessary: If at any time the Surviving Corporation shall deem or be advised that any further grants, assignments, confirmations or assurances are necessary or desirable to vest or perfect or confirm of record or otherwise in the Surviving Corporation, title to and possession of all the property, rights, privileges, powers, franchises and immunities of Henbart, its officers shall take all steps necessary to vest, perfect or confirm such title and possession in the Surviving Corporation, and to otherwise carry out the purposes of the merger and the terms of this Agreement.

DATED: December 26, 1986.

G. HENBART CO

	By:	/s/ George H. Bartell, Jr.
George H. Bartell, Jr.

ATTEST:

/s/ Robert D. Rutherford
Robert D. Rutherford
Secretary

THE BARTELL DRUG COMPANY

	By:	/s/ George H. Bartell, Jr.
George H. Bartell, Jr.

ATTEST:

/s/ George D. Bartell
George D. Bartell

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

GEORGE H. BARTELL, JR. being first duly sworn, on oath verifies:

That he is the President of The Bartell Drug Company; that he has read the foregoing Agreement of Merger, knows the contents thereof, and believes the same to be true; and that he was duly authorized to execute said agreement as the free and voluntary act of THE BARTELL DRUG COMPANY.

/s/ George H. Bartell, Jr.
George H. Bartell, Jr.

SUBSCRIBED AND SWORN to before me this 26th day of December, 1986.

/s/ [ILLEGIBLE]
NOTARY PUBLIC in and for the State of
Washington, residing at Seattle

My commission expires: 7/22/90

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF KING	)

GEORGE H. BARTELL, JR. being first duly sworn, on oath verifies:

That he is the President of G. Henbart Co.; that he has read the foregoing Agreement of Merger, knows the contents thereof, and believes the same to be true; and that he was duly authorized to execute said agreement as the free and voluntary act of G.HENBART CO.

/s/ George H. Bartell, Jr.
George H. Bartell, Jr.

SUBSCRIBED AND SWORN to before me this 26th day of December, 1986.

/s/ [ILLEGIBLE]
NOTARY PUBLIC in and for the State of Washington, residing at Seattle.

My commission expires: 7/22/90

FILED SECRETARY OF STATE JUL 18, 2011 STATE OF WASHINGTON	07/18/11 1989309-001 $150.00 R #070210_310998l39 tid: 2137364

CERTIFICATE OF AMENDMENT

OF

THE ARTICLES OF INCORPORATION

OF

THE BARTELL DRUG COMPANY

The undersigned hereby executes this Certificate of Amendment to the Articles of Incorporation of The Bartell Drug Company for the purpose of setting out the amendments to the Articles of Incorporation included in the Restated Articles of Incorporation of The Bartell Drug Company filed concurrently herewith.

1.              Name of Corporation.    The name of the corporation is The Bartell Drug Company.

2.              Amendments.    The Restated Articles of Incorporation of the corporation amend the authorized stock of the corporation by increasing the authorized capital stock of the corporation from 786,730 shares of common stock, consisting of 393,365 shares of Series A voting common stock and 393,365 shares of Series B non-voting common stock, each with a par value of $1.00, to seventy-five million (75,000,000) shares of common stock, one million (1,000,000) shares of which will be Voting Common Stock and seventy-four million (74,000,000) shares of which will be Nonvoting Common Stock.

The text of the amended provision is as follows:

ARTICLE II.

AUTHORIZED CAPITAL STOCK

The corporation will have authority to issue shares of “Voting Common Stock” and shares of “Nonvoting Common Stock.” The total number of shares that the corporation will have authority to issue is seventy-five million (75,000,000), one million (1,000,000) shares of which will be Voting Common Stock and seventy-four million (74,000,000) shares of which will be Nonvoting Common Stock. Except as otherwise required by law, the holders of the Voting Common Stock will possess the exclusive voting power of the shareholders of the corporation for all purposes, including (by way of illustration and not of limitation) the election of directors. The holders of the Nonvoting Common Stock will have no voting power whatsoever. Holders of Nonvoting Common Stock will not be entitled to notice of or to vote or otherwise participate at any meeting of the shareholders of the corporation. In all other respects, shares of the Voting Common Stock and the Nonvoting Common Stock will be identical.

3.              Date of Adoption.    The amendment to the corporation’s Articles of Incorporation was adopted by the corporation’s Board of Directors on February 28, 2011, and was approved by unanimous consent of the shareholders of the corporation on February 28, 2011.

FILED SECRETARY OF STATE JUL 18, 2011 STATE OF WASHINGTON	07/18/11 1989309-002 $150.00 R #070210_310998l39 tid: 2137364

RESTATED ARTICLES OF INCORPORATION

OF

THE BARTELL DRUG COMPANY

Pursuant to the provisions of the Washington Business Corporation Act, RCW 23B.10.070, the following Restated Articles of Incorporation of The Bartell Drug Company are submitted for filing.

ARTICLE I.

NAME

The name of this corporation is THE BARTELL DRUG COMPANY.

ARTICLE II.

AUTHORIZED CAPITAL STOCK

The corporation will have authority to issue shares of “Voting Common Stock” and shares of “Nonvoting Common Stock.” The total number of shares that the corporation will have authority to issue is seventy-five million (75,000,000), one million (1,000,000) shares of which will be Voting Common Stock and seventy-four million (74,000,000) shares of which will be Nonvoting Common Stock. Except as otherwise required by law, the holders of the Voting Common Stock will possess the exclusive voting power of the shareholders of the corporation for all purposes, inducting (by way of illustration and not of limitation) the election of directors. The holders of the Nonvoting Common Stock will have no voting power whatsoever. Holders of Nonvoting Common Stock will not be entitled to notice of or to vote or otherwise participate at any meeting of the shareholders of the corporation. In all other respects, shares of the Voting Common Stock and the Nonvoting Common Stock will be identical.

ARTICLE III.

NO PREEMPTIVE RIGHTS

Shareholders of this corporation shall have no preemptive rights to acquire additional shares issued by the corporation.

ARTICLE IV.

DIRECTOR LIABILITY

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates RCW 23B.08.310 of the Washington Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

ARTICLE V.
INDEMNIFICATION

The corporation shall indemnify its directors against all liability, damage, or expense resulting from the fact that such person is or was a director, to the maximum extent and under all circumstances permitted by law; except that the corporation shall not indemnify a director against liability, damage, or expense resulting from the director’s gross negligence.

ARTICLE VI.
AMENDMENT

This corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation in any manner now or hereafter permitted by statute. All rights of shareholders of the corporation and all powers of directors of the corporation are granted subject to this reservation.

ARTICLE VII.
DIRECTORS

The Board of Directors of this corporation shall consist of no less than three (3) directors nor more than seven (7) directors. The number, qualifications, terms of office, manner of selection, time and place of meetings and powers and duties of the directors shall be as are prescribed in the Bylaws of this corporation.

ARTICLE VIII.
REGISTERED OFFICE AND AGENT

The street address of this corporation’s registered office is 4727 Denver Avenue South, Seattle, WA 98134. George D. Bartell is the registered agent at such office. The Board of Directors of this corporation may change the registered office and registered agent from time to time.

ARTICLE IX
BYLAWS

The Board of Directors of this corporation shall be empowered to adopt bylaws and to amend and replace the same from time to time.

These Restated Articles of Incorporation contain one or more amendments to the Corporation’s Articles of Incorporation and were adopted by the Corporation’s Board of Directors on February 28, 2011, and approved by unanimous consent of the shareholders of the Corporation on February 28, 2011. These Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto.

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IN WITNESS WHEREOF, the Corporation has caused these Restated Articles of Incorporation to be executed on this 28th day of February, 2011.

THE BARTELL DRUG COMPANY

By:	/s/ George D. Bartell
George D. Bartell, President

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